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                                                                    EXHIBIT 4.11

                             PERFECTION CERTIFICATE

     The undersigned, KATHY GLIDEWELL, the SECRETARY of NORD RESOURCES CORPORATION, a Delaware corporation (the "Company") hereby certifies to REGIMENT CAPITAL ADVISORS, LLC (the "Lender"), as follows:

1. Name

     (a) The exact legal name of the Company as that name appears in its organizational documents is as follows:

          (1)  NORD RESOURCES CORPORATION

     (b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years and in the case of any such business or organization, any chief executive office or other principal place of address used thereby during such period to the extent know to the Company:

          (1)  NORD COPPER CORPORATION - P.O. BOX 384 DRAGOON, AZ 85609

          (2)  COCHISE AGGREGATES & MATERIALS - P.O. BOX 384 DRAGOON, AZ 85609

     (c) The following is the Company's federal employer identification number:

          (1) 85-0212139

     (d) The following is the Company's state-issued identification number, if any:

          (1) 0769561

2. Current Locations

     (a) The following is the jurisdiction of organization of the Company:

          DELAWARE

     (b) The chief executive office of the Company is located at the following address:

          3048 N. SEVEN DASH RD., P.O. BOX 384, DRAGOON, AZ 85609

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     (c) The following are all other locations in which the Company maintains any books or records relating to any accounts, contract rights, chattel paper, general intangibles or mobile goods:

          (i)  in the United States of America:

               NONE

          (ii) outside the United States of America:

               NONE

     (d) The following are all other places of business of the Company:

          (i)  in the United States of America:

               NONE

          (ii) outside the United States of America:

               NONE

     (e) The following are all other locations where any inventory or equipment of the Company is located:

          (i)  in the United States of America:

               NONE

          (ii) outside the United States of America:

               NONE

     (f) The following are the names and addresses of all persons or entities other than the Company such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment:

SANTA BARBARA BANK & TRUST   MCGUIRE MACHINERY INC.
P.O. BOX 60607               P.O. BOX 1246
SANTA BARBARA, CA 93117      GRAYSON, KY 71143-1246

3. Prior Locations

     (a) Set forth below is each location or place of business previously (but not currently) maintained by the Company or at which books or records were previously (but not currently)


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maintained with respect to the items describe in Section 2(c) above at any time during the past four months:

     NONE

     (b) The Company has [ ] has not [X] changed its jurisdiction of organization or chief executive office at any time during the past four months (if "has" is checked, please set forth the prior jurisdiction of organization or location of chief executive office below):

     (c) Set forth below is information required by subparagraphs (e) and (f) of
Section 2 with respect to each other location at which, or other person or entity with which, any inventory or equipment of the Company has been previously (but not currently) held at any time during the past four months:

     NONE.

4.   Real Estate Fixtures

Set forth below is a list of Collateral consisting of fixture(s) and a description of each parcel of real property on which any said fixture(s) of the Company are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixture(s) are or are to be located would be recorded and the name and address of the record owner, if not the Company. A summary list of which of such properties are owned and which are leased by the Company is set forth below:

     (a) Owned property:

          PROPERTY FIXTURES TO INCLUDE ALL BUILDINGS OF SOLVENT EXTRACTION AND ELECTOWINNING, POWER SUBSTATION, PUMP STATIONS, OFFICE AND MAINTENANCE BUILDINGS ETC. LOCATED ON US PATENT # 02-63-0060 AS RECORDED IN THE RECORDS OF THE OFFICE OF THE COCHISE COUNT RECORDER BOOK 315 PAGE 561 INCLUDING PORTIONS OF SECTIONS 25, 26 AND 35 TOWNSHIP 15 RANGE 22 E G&SRB&M IN THE COCHISE MINING DISTRICT.

     (b) Leased property:

          (1) NEW MEXICO MINING LEASE FOR GENERAL MINING, LEASE NO. HG-0011, HG-0012, HG-0013, HG-0014, HG-0015, HG-0016, HG-0017, HG-0018.

          (2) MINING LEASE AND UNPATENTED MINE CLAIMS AS LISTED IN DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED IN THE COCHISE COUNTY CLERK AND RECORDERS OFFICE JUNE 10, 1999 4:00 PM DOCUMENT NUMBER 990618420


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          (3)  MINING LEASE AND PATENTED MINE CLAIMS IN AS LISTED IN DEED OF
               TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED IN THE COCHISE COUNTY CLERK AND RECORDERS OFFICE JUNE 10, 1999 4:00 PM DOCUMENT NUMBER 990618420

          (4) FEE LAND IN AS LISTED IN DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED IN THE COCHISE COUNTY CLERK AND RECORDERS OFFICE JUNE 10, 1999 4:00 PM DOCUMENT NUMBER 990618420

          (5) UNPATENTED MINING CLAIMS LOCATED IN TOWNSHIP 5 SOUTH RANGE 26 EAST IN SECTIONS 17, 18, 19, 20 RECORDED IN THE BUREAU OF LAND MANAGEMENT CLAIM NUMBERS AMC359924 SEQUENTIALLY NUMBERED THROUGH AMC359978. RECORDED WITH THE BUREAU OF LAND MANAGEMENT ARIZONA OFFICE ON AUGUST 23, 2004

          (6)  STATE MINING LEASE NUMBERS 008-109145-00 AND 008-109145-00 AS
               RECORDED WITH THE BUREAU OF LAND MANAGEMENT ARIZONA OFFICE ON AUGUST 23, 2004.

5. Real Property Owned or Leased

Set forth below is a list of all locations where the Company owns or leases real property:

     (a) Owned property:

          PROPERTY FIXTURES TO INCLUDE ALL BUILDINGS OF SOLVENT EXTRACTION AND ELECTOWINNING, POWER SUBSTATION, PUMP STATIONS, OFFICE AND MAINTENANCE BUILDINGS ETC. LOCATED ON US PATENT # 02-63-0060 AS RECORDED IN THE RECORDS OF THE OFFICE OF THE COCHISE COUNT RECORDER BOOK 315 PAGE 561 INCLUDING PORTIONS OF SECTIONS 25, 26 AND 35 TOWNSHIP 15 RANGE 22 E G&SRB&M IN THE COCHISE MINING DISTRICT.

     (b) Leased property:

          (1) NEW MEXICO MINING LEASE FOR GENERAL MINING, LEASE NO. HG-0011, HG-0012, HG-0013, HG-0014, HG-0015, HG-0016, HG-0017, HG-0018.

          (2) MINING LEASE AND UNPATENTED MINE CLAIMS AS LISTED IN DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED IN THE COCHISE COUNTY CLERK AND RECORDERS OFFICE JUNE 10, 1999 4:00 PM DOCUMENT NUMBER 990618420

          (3) MINING LEASE AND PATENTED MINE CLAIMS IN AS LISTED IN DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED


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               IN THE COCHISE COUNTY CLERK AND RECORDERS OFFICE JUNE 10, 1999
               4:00 PM DOCUMENT NUMBER 990618420

          (4) FEE LAND IN AS LISTED IN DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED IN THE COCHISE COUNTY CLERK AND RECORDERS OFFICE JUNE 10, 1999 4:00 PM DOCUMENT NUMBER 990618420

          (5) UNPATENTED MINING CLAIMS LOCATED IN TOWNSHIP 5 SOUTH RANGE 26 EAST IN SECTIONS 17, 18, 19, 20 RECORDED IN THE BUREAU OF LAND MANAGEMENT CLAIM NUMBERS AMC359924 SEQUENTIALLY NUMBERED THROUGH AMC359978. RECORDED WITH THE BUREAU OF LAND MANAGEMENT ARIZONA OFFICE ON AUGUST 23, 2004

          (6)  STATE MINING LEASE NUMBERS 008-109145-00 AND 008-109145-00 AS
               RECORDED WITH THE BUREAU OF LAND MANAGEMENT ARIZONA OFFICE ON AUGUST 23, 2004.

6. Unusual Transactions

Except as set forth below, all of the property and assets of the Company pledged to the Lender as Collateral has been originated by the Company in the ordinary course of its business or consist of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

     NONE.

7. Intellectual Property

Set forth below is a list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

     NONE

8. Deposit Accounts

Set forth below is a list of all bank accounts (including lockbox, securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number).

     COMPASS BANK - 7335 E. DOUBLE TREE RANCH RD. SCOTTSDALE, AZ 85258


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     GENERAL OPERATING ACCOUNT   2500401373
     PAYROLL ACCOUNT             2500401268
     SAVINGS ACCOUNT             2500424829

     A.G. EDWARDS - 7630 N. ORACLE RD. TUCSON, AZ 85704

     SECURITIES ACCOUNT          82509046

9.   Investment Property

Set forth below is a list of (i) all stocks, bonds, debentures, notes and other securities and investment property owned by the Company and (ii) all limited liability company, partnership and limited partnership interests owned by the Company (provide name of issuer, description of security or interest and value).

     (A) 5,097,561 SHARES OF ALLIED GOLD LIMITED

     (B) ONE "B" SHARE IN SRL ACQUISITION NO. 1 LIMITED (2.5% ROYALTY INTEREST)

10.  Litigation

Set forth below is a complete description of any lawsuits pending against the Company, its subsidiaries or affiliates or any of its officers (provide brief description of each claim).

     (A) ON DECEMBER 4, 2001, DEFAULT JUDGMENT WAS ENTERED AGAINST THE COMPANY FOR FAILING TO APPEAR ON A COMPLAINT FILED BY ACCOUNTING SOLUTIONS HOLDING COMPANY, INC. (ACCOUNTING SOLUTIONS) FOR THE AGGREGATE SUM OF $25,682.31, INCLUSIVE OF PREJUDGMENT INTEREST AND ATTORNEYS FEES. THE COMPANY HAS NOT PAID ANY AMOUNTS TOWARDS THIS JUDGMENT.

     (B) ON OR ABOUT DECEMBER 11, 2003, GREAT WEST LIFE & ANNUITY INSURANCE COMPANY ("GREAT WEST") FILED A VERIFIED COMPLAINT (THE "COMPLAINT") AGAINST THE COMPANY IN CASE NUMBER CV2003-024231, FILED IN THE SUPERIOR COURT OF ARIZONA, COUNTY OF MARICOPA ALLEGING CAUSES OF ACTION FOR BREACH OF CONTRACT AND UNJUST ENRICHMENT AND SEEKING TO RECOVER $107,606.09 IN ADDITION TO PREJUDGMENT INTEREST, COSTS AND ATTORNEYS FEES. THE COMPLAINT ALLEGES THAT THE COMPANY BREACHED A CONTRACT WITH GREAT WEST FOR THE ESTABLISHMENT AND MAINTENANCE OF THE COMPANY'S EMPLOYEE HEALTH AND WELFARE BENEFIT PLANS BY FAILING TO PAY GREAT WEST THE AMOUNTS OWING TO GREAT WEST UNDER THE CONTRACT. THE COMPANY HAS FILED A CROSS-COMPLAINT AGAINST GREAT WEST FOR FAILING TO PAY THE CLAIMS MADE BY THE COMPANY'S EMPLOYEES UNDER EMPLOYEE HEALTH AND WELFARE BENEFIT PLANS. LITIGATION IS PENDING.

     (C) ON OCTOBER 31, 2001, A COMPLAINT WAS FILED AGAINST THE COMPANY BY GALLAGHER & KENNEDY, P.A. ("GALLAGHER") IN THE SUPERIOR COURT OF ARIZONA, COUNTY OF


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MARICOPA, ALLEGING CAUSES OF ACTION FOR BREACH OF CONTRACT, UNJUST ENRICHMENT,
AND QUANTUM MERUIT AND SEEKING TO RECOVER, IN ADDITION TO PREJUDGMENT INTEREST AND ATTORNEYS FEES, TWENTY THOUSAND ONE HUNDRED AND FIFTY SEVEN DOLLARS AND NINETY EIGHT CENTS ($20,157.98), THE BALANCE DUE IN EXCHANGE FOR LEGAL SERVICES PROVIDED BY GALLAGHER TO THE COMPANY. ON MARCH 4, 2004, COUNSEL FOR GALLAGHER FILED AN APPLICATION FOR ENTRY OF DEFAULT. TO THE BEST OF THE COMPANY'S KNOWLEDGE, DEFAULT JUDGMENT WAS ENTERED AGAINST THE COMPANY FOR THE AMOUNTS PRAYED FOR AND THE COMPANY EXPECTS TO NEGOTIATE A SETTLEMENT OF THIS OBLIGATION.

11.  Commercial Tort Claims

Set forth below is a complete description of all existing commercial tort claims held by the Company (provide brief description of each claim).

     NONE

12.  Letter of Credit Rights

Set forth below is a complete description of all existing letter of credit rights (provide name or issuer and brief description).

     NONE

     IN WITNESS WHEREOF, I have hereunto signed this Certificate as of this _______ day of October, 2004.

                                        NORD RESOURCES CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Kathy Glidewell
                                        Title: Secretary


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